SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]

Check the appropriate box:
Preliminary Proxy Statement [x]
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

WILSHIRE ENTERPRISES, INC.
(Name of Registrant as Specified in Its Charter)

FULL VALUE PARTNERS L.P.
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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applies:

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applies:

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computed pursuant to Exchange Act Rule 0-11 (Set forth the
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PROXY STATEMENT OF FULL VALUE PARTNERS L.P. IN OPPOSITION TO A
SOLICITATION BY THE BOARD OF DIRECTORS OF WILSHIRE ENTERPRISES, INC. (WILSHIRE) FOR THE ANNUAL MEETING OF SHAREHOLDERS

Full Value Partners L.P., a stockholder of Wilshire is sending this proxy statement and the enclosed GREEN proxy card on or about
January 27, 2009 to common stockholders of Wilshire of record as of January 23, 2009 (the Record Date). We are soliciting a proxy to vote your shares at Wilshires Annual Meeting of Shareholders scheduled for February 26, 2009 (the Meeting). Please refer to the board of directors proxy soliciting material for additional information concerning the Meeting and the matters to be considered by stockholders including the election of directors.

INTRODUCTION

The board has scheduled two matters for a vote at the Meeting:
(1) the election of three directors and (2) the ratification of J. H. Cohn as the auditor for 2009. We intend to nominate three persons for election as directors and to introduce two proposals: (3) a bylaw revision to increase the number of directors from seven to nine, and (4) a recommendation that the board pursue a liquidity event. In addition, if our proposal to expand the size of the board is approved, we intend to nominate two persons to fill the vacancies thereby created.

How Proxies Will Be Voted

If you return a GREEN proxy card to us or to our agent, your shares will be voted on each matter as you indicate. If you do not indicate how your shares are to be voted on a matter, they will be voted FOR the election of our nominees, and FOR each proposal. If you return a GREEN proxy card, you will be granting the proxy holder(s) discretionary authority to vote on any other matters that may come before the Meeting including matters relating to the conduct of the Meeting.

Voting Requirements

The presence in person or by proxy of more than 50% of the outstanding shares constitutes a quorum. If a quorum is present, the nominees receiving the greatest number of votes cast for the seat(s) being contested will be elected as directors. All other proposals require the affirmative vote of a majority of the votes represented at the Meeting for approval. Abstentions and broker non-votes are not treated as votes cast and thus will have no effect on the approval of any matters presented for a vote.

Revocation of Proxies

You may revoke any proxy prior to its exercise by (i) giving us a written revocation of your proxy; (ii) giving us a later dated proxy; or (iii) voting in person at the Meeting. (Attendance at the Meeting will not in and of itself revoke a proxy.) There is no limit on the number of times you may revoke your proxy prior to the Meeting. Only your latest dated proxy will be counted.


PROPOSAL 1: ELECTION OF DIRECTORS

At the Meeting, we intend to nominate up to five persons for election as directors. If any of our nominees are elected, there is no assurance that the other directors will remain on the board. Please refer to Wilshires proxy soliciting material for additional information concerning the election of directors.

Our nominees for the two seats whose terms should have expired in 2008 are:

Andrew Dakos (born 1966); Park 80 West, Plaza Two, Suite 750, Saddle Brook, NJ 07663 Mr. Dakos is a self-employed investment advisor and a principal of the general partner of six private investment partnerships in the Bulldog Investors group of funds. He has been a director of the Mexico Equity and Income Fund since 2001 and Brantley Capital Corporation since 2007.

Gerald Hellerman ( born 1937 ); 5431 NW 21st Avenue, Boca Raton, FL 33496 Mr. Hellerman is a director of MVC Acquisition Corp. and is a director and Chairman of the Audit Committee of MVC Capital, Inc. Mr. Hellerman owns and has served as Managing Director of Hellerman Associates, a financial and corporate consulting firm, since the firms inception in 1993. He currently serves as a director, chief financial officer and chief compliance officer for The Mexico Equity and Income Fund, Inc. (NYSE: MXE), and is a manager and Chairman of the Audit Committee of the Old Mutual Absolute Return and Emerging Managers fund complex, which consists of six funds, a director of Brantley Capital Corporation and was a director and Chairman of the Audit Committee of AirNet Systems, Inc. until June 2008.

Our other nominees are:

Phillip Goldstein (born 1945); Park 80 West, Plaza Two, Suite 750,
Saddle Brook, NJ 07663 Mr. Goldstein is an investment advisor and a principal of the general partner of six investment partnerships in the Bulldog Investors group of funds. He has been a director of the Mexico Equity and Income Fund since 2000, Brantley Capital Corporation since 2001 and ASA Ltd since 2008.

Rajeev Das (born 1968); Park 80 West, Plaza Two, Suite 750, Saddle Brook,
NJ 07663 Mr. Das is a principal of the general partner of Opportunity Income Plus L.P., a private investment fund in the Bulldog Investors group of funds and Director of Mexico Equity and Income Fund, Inc. since 2001.

Steven Samuels (born 1956); Park 80 West, Plaza Two, Suite 750, Saddle Brook, NJ 07663 -- Mr.Samuels is a principal of the general partner of six investment partnerships in the Bulldog Investors group of funds.

Messrs.Dakos, Goldstein, Samuels and Das are principals of the general partner of one or more funds in the Bulldog Investors group of private investment funds (which includes Full Value Partners L.P.) which collectively own a total of -------------- shares. Each of our nominees has consented to be named in the proxy statement as a nominee and to serve as a director if elected. None of our nominees has any arrangement or understanding with any person with respect to any future employment by Wilshire nor do we know of any material conflicts of interest that would prevent any of them from acting in the best interest of Wilshire. If, prior to the meeting, any of the above nominees becomes unable to serve as a director, we may nominate a substitute.

Unless otherwise instructed, your proxy will be voted FOR each of the above nominees.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF J.H. COHN LLP AS AUDITOR FOR WILSHIRE FOR 2009

Unless otherwise instructed, your proxy will be voted FOR this proposal.

PROPOSAL 3: THE FIRST SENTENCE OF SECTION 1 OF ARTICLE II OF WILSHORES BYLAWS SHALL BE REVISED TO READ: THE BOARD OF DIRECTORS OF THE CORPORATION SHALL CONSIST OF NINE PERSONS. (IF THIS PROPOSAL IS ADOPTED DIRECTORS SHALL BE ELECTED AT THIS MEETING TO FILL ANY VACANCIES THEREBY CREATED.)

Reason for the proposal: We think shareholders should be able to elect a majority of the board of directors at this meeting because the last annual meeting was held more than 18 months ago.

Unless otherwise instructed, your proxy will be voted FOR this proposal.

PROPOSAL 3:  IT IS RECOMMENDED THAT THE BOARD PURSUE A LIQUIDITY EVENT

Reason for the proposal: We believe Wilshire is too small to continue to absorb the costs of remaining a public company. Moreover, as a C corporation rather than a REIT, shareholders are subject to double taxation. In sum, we think pursuing a bird in the hand liquidity event is superior to pursuing a growth strategy.

Unless otherwise instructed, your proxy will be voted FOR this proposal.

PARTICIPANTS

Full Value Partners L.P. is the soliciting stockholder. Full Value Partners L.P which owns ------ shares of Wilshire, is a fund in the Bulldog Investors group of private investment funds. Phillip Goldstein, who owns ------ shares jointly with his wife, Andrew Dakos, Steven Samuels, and Rajeev Das are principals of one or more funds in the Bulldog Investors group of funds. The address of each of the aforementioned persons and entities is Park 80 West, Plaza Two, Suite750
Saddle Brook, NJ 07663.   Other clients advised by Mr. Goldstein and Mr. Dakos
own a total of ----------- shares of WOC. All of the shares owned by the aforementioned persons and entities were acquired since August, 2005.
The aggregate number of shares they have purchased since then is ----------- and the aggregate number of shares they have sold is ---------------.
The staff of the SEC deems each person and entity named in this paragraph to be a participant in this solicitation regardless of such person or entitys level of involvement in the solicitation. We believe the SECs definition of participant is inherently misleading.

THE SOLICITATION

Persons affiliated with or employed by us or our affiliates may assist us in the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of common shares for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we will bear all of the expenses related to this proxy solicitation. Because we believe that Wilshires shareholders will benefit from this solicitation, we intend to seek reimbursement of our expenses from WOC. Shareholders will not be asked to vote on the reimbursement of our solicitation expenses which we estimate will be $20,000.
There is no arrangement or understanding involving us or any of our affiliates relating to future employment by or any future transaction with WOC or any of its affiliates.

DATED: January 27, 2009